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                                                                   Exhibit 10.21

                           PEABODY ENERGY CORPORATION
                EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of _________, 20__ is made between PEABODY ENERGY CORPORATION, a Delaware corporation (the "Company") and the undersigned director of the Company (the "Participant").

         WHEREAS, the Company wishes to award the Participant shares of its $.01 par value common stock ("Stock") with certain restrictions;

         WHEREAS, the Company wishes to carry out the Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

         WHEREAS, the Board (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant shares of Stock with certain restrictions provided herein to the Participant as an incentive for increased efforts during the Participant's term as a director of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

         1. Terms of Award. The following words and phrases used in the Agreement shall have the meanings set forth in this paragraph 1:

         (a)      The "Participant" is __________

         (b)      The "Grant Date" is __________, 20__

         (c) The "Restricted Period" is the period beginning on the Grant Date and ending on the third anniversary of the Grant Date.

         (d) The number of shares of "Restricted Stock" awarded under this Agreement shall be _________ shares. Shares of "Restricted Stock" are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

Other words and phrases used in the Agreement are defined in the Plan or elsewhere in the Agreement. Except where the context clearly implies or indicates the contrary, a word, term or phrase used in the Plan is similarly used in the Agreement.

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         2.       Dividends and Voting Rights. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the shares of Restricted Stock. The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such vesting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the shares of Restricted Stock.

         3. Deposit of Shares of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be held by the Company's Secretary pending removal of the restrictions.

         4. Transfer and Forfeiture of Shares. If the Participant's Date of Termination does not occur during the Restricted Period with respect to any shares of Restricted Stock, then, at the end of the Restricted Period for such shares, the Participant shall become vested in those shares of Restricted Stock and shall own the shares free of all restrictions otherwise imposed by this Agreement. The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period as follows:

         (a) The Participant shall become vested in the shares of Restricted Stock as of the Participant's Date of Termination prior to the date the Restricted Stock would have otherwise vested, if the Date of Termination occurs by reason of (i) termination by the Company without Cause, (ii) termination by the Participant with the consent of the Board, (iii) Disability or (iv) death.

         (b) The Participant shall become vested in the shares of Restricted Stock as of the date of a Change in Control (as defined in the Plan), if the Change in Control occurs prior to the end of the Restricted Period and the Participant's Date of Termination does not occur before the Change in Control date.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in this paragraph 4, if the Participant's Date of Termination occurs during the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Participant's Date of Termination.

         5. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes, if any. At the election of the Participant, and subject to such rules and limitations as may be established by the Board from time to time, such withholding obligations, if any, may be satisfied through the surrender of Mature Stock.

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         6.       Definitions.

         (a) Board. The term "Board" shall mean the Board of Directors of Peabody Energy Corporation.

         (b) Cause. The term "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the duties as required of a director of the Company, (ii) any willful fraud or dishonesty of the Participant involving the property or business of the Company, or (iii) the Participant's conviction of, or plea of nolo contendere to, any felony; provided that with respect to clauses (i) or (ii) above, the Participant shall have 10 days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct in order to prevent termination for Cause by the Company.

         (c) Date of Termination. The "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant ceases to be a director of the Company, regardless of the reason for such cessation.

         (d) Disability. The term "Disability" shall mean a medically determinable physical or mental impairment that causes the Participant to be unable to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days.

         (e) Mature Stock. The term "Mature Stock" shall mean shares of Stock that have been beneficially owned by the Participant for at least six (6) months.

         7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

         8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board, and the Board shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons.

         9. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

         10. No Right to Continue as a Director. Neither the Plan nor this Agreement shall constitute or be evidence of any agreement, express or implied, that the Participant has a right to continue as a director of the Company for any period of time, or at any particular compensation.

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         11.      Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

         12. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

         13. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association.

         14. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                       PARTICIPANT

                                       ____________________________________

                                       PEABODY ENERGY CORPORATION

                                       By:  _______________________________
                                       Its: EVP Human Resources & Administration

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